UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

HWGC Holdings Limited

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55685 (Commission File Number)	30-0803939 (I.R.S. Employer Identification No.)

Portman House, 2 Portman Street, London, W1H 6DU, UK (Address of principal executive offices)

Registrant’s telephone number, including area code: +6032143 2889

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 –	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, the Board of Directors (the “Board”) of HWGC Holdings Limited, a Nevada corporation (the “Company”), increased the size of the Board from two directors to four directors pursuant to the Amended and Restated Bylaws of the Company. The Board appointed Mok Lip Bin and Lim Chun Hoo to the Board to fill these two new directorships, effective immediately.

Mok Lip Bin, age 33, is the executive director and Chief Executive Officer of HWGG Capital, P.L.C. (“HWGG”) where he has served since 2018. He originally joined HWGG as its Business Development Executive in March 2015. He has served as a director of Ho Wah Genting Group (“Ho Wah”) since March 1, 2017, as well as a director of a Ho Wah subsidirary, Ho Wah Genting Holiday Sdn Bhd, a travel agency specialized in promoting vacation packages, tours and entertainment facilities. From September 2012 to August 2014, Mr. Mok worked at CIMB Bank BHD as an Assistant Sales Manager and Mortgage Advisor. He received his Bachelor of Arts in Management and Marketing from the Keele University, Malaysia and a diploma in Business Administration from KDU University College, Malaysia.

There are no arrangements or understandings between Mr. Mok and any other person pursuant to which Mr. Mok was appointed as a director of the Company. In addition, there are no family relationships between Mr. Mok and any of the Company’s executive officers or directors. Mr. Mok has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Lim Chun Hoo, age 32, has served as the Chief Executive Officer and as a director of Ho Wah since November 8, 2016 and November 4, 2016, respectively. On March 1, 2017, he was also appointed to serve as Ho Wah’s Chief Financial Officer and Chief Operating Office. He also serves as executive director of Ho Wah Genting Holiday Sdn Bhd. In May, 2014, Mr. Lim founded an information technology company, Beedo, where he serves as its director. From August, 2013 to May, 2014, he was Senior Share Investment Executive at Public Bank Berhad. From August, 2010 to August, 2013, he served as a costing executive under PT Ho Wah Genting, Indonesia. Mr. Lim received a Bachelor of Arts (Honours) in Finance and Investment Management from the University of Northumbria, Newcastle-upon-Tyne, United Kingdom in 2010.

There are no arrangements or understandings between Mr. Lim and any other person pursuant to which Mr. Lim was appointed as a director of the Company. In addition, there are no family relationships between Mr. Lim and any of the Company’s executive officers or directors. Mr. Lim has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The expertise of each of Messrs. Mok and Lim in the Company’s industry led the Board to conclude that they would each be a valuable member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2022	HWGC HOLDINGS LIMITED

By: /s/ Leong Yee Ming
Name: Leong Yee Ming
Title: Chief Executive Officer